UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 5, 2010, we closed on our previously announced registered direct offering of 6,700,000 units. Each unit consisted of (i) one share of our common stock, par value $0.0001 per share, and (ii) a warrant to purchase 0.35 shares of our common stock. In the aggregate, we issued 6,700,000 shares of common stock and warrants to purchase 2,345,000 shares of our common stock. We sold the units at a per unit price of $2.72 for gross proceeds of approximately $18.2 million. We received net proceeds of approximately $16.8 million after deduction of placement agent fees and offering expenses.

The units were offered and sold pursuant to our registration statement on Form S-3 (Registration Statement No. 333-161236), as declared effective by the Securities and Exchange Commission on August 20, 2009.

A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Press release dated March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: March 5, 2010	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer